                                                                    EXHIBIT 23.2

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

    We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 333-01409, 33-11161, 33-22862, 333-31116, 33-31117, 333-31369,
33-31371, 33-50608, 33-50610, 33-56707, 333-61843, 333-70323, and 333-89231) of
our report dated March 2, 1998, with respect to the supplemental consolidated balance sheet of Informix Corporation as of December 31, 1997, the related supplemental consolidated statements of operations, stockholders' equity, cash flows and financial statement schedule for each of the two years in the period ended December 31, 1997, included in its Current Report on Form 8-K dated November 9, 1999.

                                          /s/ Ernst & Young LLP

San Jose, California
November 8, 1999